Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2022.

WAUWATOSA, WI – 4/21/2022 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $5.3 million, or $0.23 per diluted share for the quarter ended March 31, 2022 compared to $21.3 million, or $0.89 per diluted share for the quarter ended March 31, 2021.

“We are pleased with the Company’s performance given the challenging economic conditions,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “While loan growth was modest during the quarter, we maintain a loan pipeline that is stronger than it has been over the past year. We continued to position ourselves for the future by reducing outstanding wholesale borrowings at the community banking segment, and growing our branch network at the mortgage banking segment, as we continued to focus on strategic opportunities to add talented loan originators. Additionally, we were able to continue returning shareholder value through quarterly dividends and stock buybacks.”

Highlights of the Quarter Ended March 31, 2022

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $5.3 million for the quarter ended March 31, 2022, compared to $21.3 million for the quarter ended March 31, 2021.
●	Consolidated return on average assets was 1.00% for the quarter ended March 31, 2022 compared to 3.99% for the quarter ended March 31, 2021.
●	Consolidated return on average equity was 5.00% for the quarter ended March 31, 2022 and 20.49% for the quarter ended March 31, 2021.
●	Dividends declared during the quarter ended March 31, 2022 totaled $0.20 per common share.
●	We repurchased approximately 681,000 shares at a cost of $13.8 million during the quarter ended March 31, 2022.

Community Banking Segment

●	Pre-tax income totaled $5.4 million for the quarter ended March 31, 2022, which represents a $3.7 million, or 40.6%, decrease compared to $9.1 million for the quarter ended March 31, 2021.
●	Net interest income totaled $11.7 million for the quarter ended March 31, 2022, which represents a $2.6 million, or 18.2%, decrease compared to $14.2 million for the quarter ended March 31, 2021.
●

Average loans held for investment totaled $1.20 billion during the quarter ended March 31, 2022, which represents a decrease of $142.2 million, or 10.6%, compared to $1.35 billion for the quarter ended March 31, 2021. Average loans held for investment decreased $6.3 million compared to $1.21 billion for the quarter ended December 31, 2021.

●

Net interest margin decreased 42 basis points to 2.38% for the quarter ended March 31, 2022 compared to 2.80% for the quarter ended March 31, 2021, which was a result of lower rates and average balance on loans and a higher average interest earnings cash balance within the debt securities, federal funds sold and short term investments category. Net interest margin decreased nine basis points compared to 2.47% for the quarter ended December 31, 2021, driven by a decrease in average loan balance and a higher average cash balance.

●

The segment had a negative provision for credit losses of $140,000 for the quarter ended March 31, 2022 compared to a negative provision for loan losses of $1.1 million for the quarter ended March 31, 2021.

●

We adopted the current expected credit losses (“CECL”) model on January 1, 2022, which resulted in an opening balance adjustment of $430,000 to increase the allowance for credit losses. Additionally, there was a $1.4 million opening balance adjustment to record an allowance for credit losses on unfunded loan commitments, which is presented in Other Liabilities on the Consolidated Statements of Financial Condition. Net of tax impact, the adoption of the CECL model resulted in a $1.4 million reduction to retained earnings.

●

Net recoveries totaled $616,000 for the quarter ended March 31, 2022, as one significant loan recovery payment was received during the quarter, compared to net charge-offs of $27,000 for the quarter ended March 31, 2021. With the adoption of CECL, estimated recoveries may be accounted for within the calculation and do not impact the provision for credit losses line item when cash is received.

●	The efficiency ratio was 59.59% for the quarter ended March 31, 2022, compared to 48.17% for the quarter ended March 31, 2021.
●

Average deposits (excluding escrow accounts) totaled $1.23 billion during the quarter ended March 31, 2022, an increase of $24.2 million, or 2.0%, compared to $1.21 billion during the quarter ended March 31, 2021. Average deposits decreased $15.6 million, or 5.0% annualized compared to the $1.25 billion for the quarter ended December 31, 2021.

●	Nonperforming assets as percentage of total assets was 0.34% at March 31, 2022, 0.26% at December 31, 2021, and 0.20% at March 31, 2021.
●	Past due loans as percentage of total loans was 0.53% at March 31, 2022, 0.59% at December 31, 2021, and 0.52% at March 31, 2021.

Mortgage Banking Segment

●	Pre-tax income totaled $1.4 million for the quarter ended March 31, 2022, compared to $19.1 million for the quarter ended March 31, 2021.
●

Loan originations decreased $406.6 million, or 36.5%, to $708.5 million during the quarter ended March 31, 2022, compared to $1.12 billion during the quarter ended March 31, 2021. Origination volume relative to purchase activity accounted for 77.3% of originations for the quarter ended March 31, 2022 compared to 56.1% of total originations for the quarter ended March 31, 2021.

●	Mortgage banking non-interest income decreased $26.4 million, or 48.0%, to $28.6 million for the quarter ended March 31, 2022, compared to $55.0 million for the quarter ended March 31, 2021.
●	Gross margin on loans sold decreased to 4.00% for the quarter ended March 31, 2022, compared to 4.86% for the quarter ended March 31, 2021.
●

Total compensation, payroll taxes and other employee benefits decreased $8.8 million, or 30.2%, to $20.4 million during the quarter ended March 31, 2022 compared to $29.3 million during the quarter ended March 31, 2021. The decrease primarily related to decreased commission expense and branch manager compensation driven by decreased loan origination volume and branch profitability as gross margins decreased.

●

Professional fees increased $862,000 to $338,000 of expense during the quarter ended March 31, 2022 compared to $524,000 of income during the quarter ended March 31, 2021. The increase related to receiving a legal settlement award during the quarter ended March 31, 2021.

●

Other noninterest expense decreased $372,000 to $2.3 million during the quarter ended March 31, 2022 compared to $2.7 million during the quarter ended March 31, 2021. The decrease related to a decrease in the amortization expense on mortgage servicing rights due to the bulk sale of mortgage servicing rights during 2021.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended March 31,
	2022	2021
	(In Thousands, except per share amounts)
Interest income:
Loans	$13,500	$16,603
Mortgage-related securities	602	491
Debt securities, federal funds sold and short-term investments	928	875
Total interest income	15,030	17,969
Interest expense:
Deposits	779	1,517
Borrowings	2,387	2,500
Total interest expense	3,166	4,017
Net interest income	11,864	13,952
Provision (credit) for credit losses (1)	(76)	(1,070)
Net interest income after provision (credit) for credit losses	11,940	15,022
Noninterest income:
Service charges on loans and deposits	510	690
Increase in cash surrender value of life insurance	316	301
Mortgage banking income	28,275	54,391
Other	717	817
Total noninterest income	29,818	56,199
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	25,535	34,123
Occupancy, office furniture, and equipment	2,188	2,565
Advertising	905	824
Data processing	1,202	971
Communications	340	331
Professional fees	461	(315)
Real estate owned	5	(12)
Loan processing expense	1,431	1,335
Other	2,868	3,178
Total noninterest expenses	34,935	43,000
Income before income taxes	6,823	28,221
Income tax expense	1,532	6,877
Net income	$5,291	$21,344
Income per share:
Basic	$0.23	$0.90
Diluted	$0.23	$0.89
Weighted average shares outstanding:
Basic	23,132	23,735
Diluted	23,311	23,950

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amount presented is calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$247,857	$343,016
Federal funds sold	10,954	13,981
Interest-earning deposits in other financial institutions and other short term investments	19,719	19,725
Cash and cash equivalents	278,530	376,722
Securities available for sale (at fair value)	201,953	179,016
Loans held for sale (at fair value)	154,440	312,738
Loans receivable	1,207,416	1,205,785
Less: Allowance for credit losses (1)	16,905	15,778
Loans receivable, net	1,190,511	1,190,007

Office properties and equipment, net	21,932	22,273
Federal Home Loan Bank stock (at cost)	24,438	24,438
Cash surrender value of life insurance	65,315	65,368
Real estate owned, net	148	148
Prepaid expenses and other assets	67,347	45,148
Total assets	$2,004,614	$2,215,858

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$218,119	$214,409
Money market and savings deposits	400,710	392,314
Time deposits	591,619	626,663
Total deposits	1,210,448	1,233,386

Borrowings	326,478	477,127
Advance payments by borrowers for taxes	10,759	4,094
Other liabilities	44,677	68,478
Total liabilities	1,592,362	1,783,085

Shareholders' equity:
Preferred stock	-	-
Common stock	241	248
Additional paid-in capital	161,354	174,505
Retained earnings	272,740	273,398
Unearned ESOP shares	(13,946)	(14,243)
Accumulated other comprehensive loss, net of taxes	(8,137)	(1,135)
Total shareholders' equity	412,252	432,773
Total liabilities and shareholders' equity	$2,004,614	$2,215,858

Share Information
Shares outstanding	24,147	24,795
Book value per share	$17.07	$17.45
Closing market price	$19.34	$21.86
Price to book ratio	113.30%	125.27%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amount presented is calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$11,864	$13,172	$14,114	$14,277	$13,952
Provision (credit) for credit losses (1)	(76)	(1,470)	(700)	(750)	(1,070)
Total noninterest income	29,818	42,016	52,936	52,044	56,199
Total noninterest expense	34,935	40,974	43,323	43,297	43,000
Income before income taxes	6,823	15,684	24,427	23,774	28,221
Income tax expense	1,532	3,131	5,427	5,880	6,877
Net income	$5,291	$12,553	$19,000	$17,894	$21,344
Income per share – basic	$0.23	$0.53	$0.80	$0.75	$0.90
Income per share – diluted	$0.23	$0.53	$0.79	$0.74	$0.89
Dividends declared per share	$0.20	$0.70	$0.20	$0.70	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	1.00%	2.22%	3.38%	3.25%	3.99%
Return on average equity - QTD	5.00%	11.14%	17.25%	16.49%	20.49%
Net interest margin - QTD	2.38%	2.47%	2.68%	2.78%	2.80%

Return on average assets - YTD	1.00%	3.20%	3.54%	3.62%	3.99%
Return on average equity - YTD	5.00%	16.38%	18.08%	18.49%	20.49%
Net interest margin - YTD	2.38%	2.68%	2.75%	2.79%	2.80%

Asset Quality Ratios:
Past due loans to total loans	0.53%	0.59%	0.92%	0.53%	0.52%
Nonaccrual loans to total loans	0.55%	0.46%	0.32%	0.34%	0.31%
Nonperforming assets to total assets	0.34%	0.26%	0.18%	0.20%	0.20%
Allowance for loan losses to loans receivable	1.40%	1.31%	1.37%	1.34%	1.33%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,361,839	$1,517,984	$1,573,194	$1,655,078	$1,657,260
Mortgage related securities	138,863	119,709	108,743	100,056	90,457
Debt securities, federal funds sold and short term investments	519,116	475,574	409,559	308,105	273,929
Total interest-earning assets	2,019,818	2,113,267	2,091,496	2,063,239	2,021,646
Noninterest-earning assets	128,813	131,703	137,454	143,375	147,781
Total assets	$2,148,631	$2,244,970	$2,228,950	$2,206,614	$2,169,427

Interest-bearing liabilities
Demand accounts	$69,736	$70,762	$68,478	$63,610	$55,552
Money market, savings, and escrow accounts	404,413	398,210	391,599	350,270	314,418
Certificates of deposit	610,681	643,546	663,343	690,196	705,712
Total interest-bearing deposits	1,084,830	1,112,518	1,123,420	1,104,076	1,075,682
Borrowings	440,252	481,971	475,000	480,054	482,665
Total interest-bearing liabilities	1,525,082	1,594,489	1,598,420	1,584,130	1,558,347
Noninterest-bearing demand deposits	152,900	153,303	153,436	141,648	138,446
Noninterest-bearing liabilities	41,232	49,982	40,148	45,658	50,188
Total liabilities	1,719,214	1,797,774	1,792,004	1,771,436	1,746,981
Equity	429,417	447,196	436,946	435,178	422,446
Total liabilities and equity	$2,148,631	$2,244,970	$2,228,950	$2,206,614	$2,169,427

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.02%	3.96%	4.07%	3.99%	4.06%
Mortgage related securities	1.76%	1.68%	1.72%	1.95%	2.20%
Debt securities, federal funds sold and short term investments	0.72%	0.77%	0.88%	1.12%	1.30%
Total interest-earning assets	3.02%	3.11%	3.32%	3.47%	3.60%

Demand accounts	0.08%	0.08%	0.08%	0.08%	0.07%
Money market and savings accounts	0.21%	0.22%	0.24%	0.23%	0.32%
Certificates of deposit	0.37%	0.40%	0.42%	0.50%	0.72%
Total interest-bearing deposits	0.29%	0.31%	0.33%	0.39%	0.57%
Borrowings	2.20%	2.09%	2.04%	2.06%	2.10%
Total interest-bearing liabilities	0.84%	0.85%	0.84%	0.90%	1.05%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$11,652	$13,197	$14,090	$14,517	$14,247
Provision (credit) for credit losses (1)	(140)	(1,500)	(750)	(750)	(1,100)
Total noninterest income	1,432	1,459	1,726	1,630	1,243
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,212	5,085	5,360	4,874	4,975
Occupancy, office furniture and equipment	937	960	909	887	1,025
Advertising	227	278	233	260	209
Data processing	608	531	531	466	511
Communications	94	100	122	86	119
Professional fees	114	151	130	198	194
Real estate owned	5	14	1	-	(12)
Loan processing expense	-	-	-	-	-
Other	600	651	422	461	440
Total noninterest expense	7,797	7,770	7,708	7,232	7,461
Income before income taxes	5,427	8,386	8,858	9,665	9,129
Income tax expense	1,167	1,690	2,092	2,128	1,786
Net income	$4,260	$6,696	$6,766	$7,537	$7,343

Efficiency ratio - QTD	59.59%	53.02%	48.74%	44.79%	48.17%
Efficiency ratio - YTD	59.59%	48.58%	47.21%	46.44%	48.17%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income (loss)	$183	$(49)	$(2)	$(251)	$(350)
Provision for credit losses (2)	64	30	50	-	30
Total noninterest income	28,604	40,692	51,290	50,556	55,035
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	20,438	27,866	28,981	29,170	29,262
Occupancy, office furniture and equipment	1,251	1,306	1,579	1,406	1,540
Advertising	678	680	602	651	615
Data processing	588	542	450	443	454
Communications	246	221	209	240	212
Professional fees	338	306	421	361	(524)
Real estate owned	-	-	-	-	-
Loan processing expense	1,431	940	1,135	1,200	1,335
Other	2,309	1,445	2,270	2,678	2,681
Total noninterest expense	27,279	33,306	35,647	36,149	35,575
Income before income taxes	1,444	7,307	15,591	14,156	19,080
Income tax expense	377	1,443	3,341	3,761	5,096
Net income	$1,067	$5,864	$12,250	$10,395	$13,984

Efficiency ratio - QTD	94.76%	81.95%	69.50%	71.86%	65.05%
Efficiency ratio - YTD	94.76%	71.44%	68.71%	68.32%	65.05%

Loan originations	$708,463	$993,113	$1,055,500	$1,065,161	$1,115,091
Purchase	77.3%	73.8%	73.8%	75.4%	56.1%
Refinance	22.7%	26.2%	26.2%	24.6%	43.9%
Gross margin on loans sold(1)	4.00%	4.18%	4.54%	4.81%	4.86%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations

(2) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.